EXHIBIT 99.1

Whole Foods Market Reports Third Quarter Results

Comparable Store Sales Increase 8.2%, Including Negative 62 Basis Point Impact from Easter Shift;

Company Produces Operating Margin of 6.9%, a 27% Increase in Earnings per Share to $0.63,

Raises EPS Outlook for Fiscal Year 2012 by $0.05 to $0.07, and Provides Initial Outlook for Fiscal Year 2013

AUSTIN, Texas, July 25, 2012 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 12-week third quarter ended July 1, 2012. Sales for the quarter increased 14% to $2.7 billion. Including a negative impact of 62 basis points from Easter shifting from the third quarter last year to the second quarter this year, comparable store sales increased 8.2%, and identical store sales, excluding six relocations and two expansions, increased 8.0%.  Earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 26% from the prior year to $260.6 million, net income increased 32% to $116.8 million, and diluted earnings per share increased 27% to $0.63.

"In an economic environment that is proving to be difficult for many retailers, we are thriving and pleased to report another quarter of strong growth and excellent results for our stakeholders," said Walter Robb, co-chief executive officer of Whole Foods Market.  "Our accelerated growth plans are on track, and we believe we will continue to gain market share through further differentiating our shopping experience, improving our relative value positioning, and reinforcing our position as America's healthiest grocery store."

The following table shows the Company's comparable and identical store sales results for the last five quarters and for the first three weeks of the fourth quarter through July 22, 2012.

	3Q11*	4Q11	1Q12	2Q12*	3Q12*	QTD 4Q12
Sales growth	10.9	12.2%	12.9%	13.6%	13.6%	14.9%

Comparable store sales growth	8.4	8.7%	8.7%	9.5%	8.2%	9.7%
Two-year comps	17.2	17.4%	17.7%	17.3%	16.6%	19.3%

Identical store sales growth	8.1	8.4%	8.2%	9.0%	8.0%	9.5%
Two-year idents	16.5	17.1%	17.3%	16.8%	16.1%	18.8%
Sequential basis point change	106	53	24	(48)	(75)
Three-year idents	12.7	14.8%	19.8%	24.5%	24.5%	26.5%
Sequential basis point change	306	206	502	472	(2)

*Comparable and identical store sales growth includes a positive 60 basis point impact in 3Q11, a positive 55 basis point impact in 2Q12, and a negative 62 basis point impact in 3Q12 from the Easter shift. The basis point impact from the Easter shift is calculated by excluding Easter week from both the current and prior years.

Gross profit increased 62 basis points to 36.0% of sales driven primarily by equal improvements in occupancy costs and cost of goods sold as a percentage of sales. The LIFO charge was $1 million this year versus $3.5 million in the prior year, a positive impact of 11 basis points. Direct store expenses improved 57 basis points to 25.3% of sales due primarily to leverage in wages and health care costs as a percentage of sales.  As a result, store contribution improved 119 basis points to 10.7% of sales.

For stores in the identical store base, gross profit improved 68 basis points to 36.0% of sales, direct store expenses improved 80 basis points to 25.1% of sales, and store contribution improved 148 basis points to 11.0% of sales.

G&A expenses increased 16 basis points to 3.2% of sales.

During the quarter, the Company produced $211.3 million in cash flow from operations and invested $112.7 million in capital expenditures, of which $74.2 million related to new stores. This resulted in free cash flow of $98.6 million. In addition, the Company paid $25.6 million in dividends to shareholders, repurchased $25.0 million of its common stock, and received $88.2 million in proceeds from the exercise of team member stock options.

The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of approximately $1.5 billion, a sequential increase of $153.8 million and a year-over-year increase of $792.0 million. Total debt (capital lease obligations) was $19.1 million.

Additional information on the quarter for comparable stores and all stores is provided in the following table.

Comparable Stores	Comps	ROIC	# of Stores	Average Size	Total Square Feet
Over 15 years old (19 years old, s.f. weighted)	6.1%	148%	71	27,600	1,959,000
Between 11 and 15 years old	8.2%	84%	70	31,600	2,210,000
Between eight and 11 years old	4.8%	91%	41	37,100	1,522,500
Between five and eight years old	8.2%	52%	51	48,400	2,470,200
Between two and five years old	11.1%	23%	58	50,400	2,924,900
Less than two years old (including six relocations)	16.4%	15%	16	38,900	621,800

All comparable stores (9.2 years old, s.f. weighted)	8.2%	55%	307	38,100	11,708,500
All stores (8.6 years old, s.f. weighted)		49%	328	38,000	12,475,300

Fiscal Year Results

For the 40-week period ended July 1, 2012, sales increased 13% to $8.8 billion. Comparable store sales increased 8.8%, and identical store sales, excluding six relocations and three expansions, increased 8.4%. EBITDA increased 24% to $802.8 million, net income increased 32% to $352.8 million, and diluted earnings per share increased 27% to $1.92.

Year to date, the Company has produced $727.3 million in cash flow from operations and invested $326.0 million in capital expenditures, of which $188.8 million related to new stores. This resulted in free cash flow of $401.3 million. In addition, the Company has paid $68.7 million in dividends to shareholders, repurchased $28.6 million of common stock, and received $325.2 million in proceeds from the exercise of team member stock options.

The following table shows the Company's year-to-date results through the third quarter for certain line items compared to its historical five-year ranges and averages.

	FY07-FY11 Results			FY12
	Low	High	Average	YTD
Sales growth	1.0%	23.6%	12.8%	13.3%
Comparable store sales growth	-3.1%	8.5%	4.9%	8.8%
Identical store sales growth	-4.3%	8.4%	4.0%	8.4%
Ending square footage growth	5.3%	46.0%	14.1%	6.9%
Percent of sales from new & relocated stores	4.2%	8.8%	6.4%	5.5%

Gross profit	34.0%	35.0%	34.6%	35.6%
Direct store expenses	26.0%	26.7%	26.3%	25.5%
Store contribution	7.5%	9.0%	8.3%	10.1%
G&A expenses	3.0%	3.4%	3.2%	3.2%

Growth and Development

The Company opened a record nine new stores, including one relocation, in the third quarter. In the fourth quarter, the Company has opened one store and expects to open six additional stores, for a total of 25 new stores opened during the fiscal year. The Company currently has 329 stores totaling approximately 12.5 million square feet.

The Company recently signed 12 new leases averaging 37,700 square feet in size in Palm Desert, CA; Pompano Beach, FL; Park Ridge, IL; Wichita, KS; Boston, MA; Columbia, MD; Kansas City, MO; Lincoln, NE; Parsippany, NJ; Wynnewood, PA; Dallas, TX; and Houston, TX.  These stores currently are scheduled to open in fiscal year 2014 and beyond.

The following table provides additional information about the Company's store openings in fiscal years 2011 and 2012 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2016.

New Store Information	Stores Opened FY11	Stores Opened FY12 YTD	Current Leases Tendered	Current Leases Signed
Number of stores (including relocations)	18	19	20	76
Number of relocations	6	1	2	9
New markets	0	6	9	23
Average store size (gross square feet)	39,400	34,900	34,600	36,100
Total square footage	708,700	662,600	691,900	2,764,500
Average tender period in months	12.5	8.5
Average pre-opening expense per store (incl. rent)	$2.5 mil
Average pre-opening rent per store	$1.2 mil
Average development cost (excl. pre-opening)*	$9.8 mil
Average development cost per square foot*	$248

* Costs will vary depending on the size of the store, geographic location, degree of work performed by the landlord and complexity of site development issues. To a significant degree, they also depend on how the project is structured, including costs for elements that often increase or decrease rent, e.g., lease acquisition costs, shell and/or garage costs, and landlord allowances.

Outlook for Fiscal Years 2012 and 2013

Based on third quarter results and updated assumptions for the fourth quarter, the Company is raising its diluted earnings per share outlook for fiscal year 2012 to $2.51 to $2.52, an increase of 30% to 31% year over year.  The Company notes that fiscal year 2012 is a 53-week year, with the extra week falling in the fourth quarter, making it a 13-week quarter. The Company also is providing its initial sales growth and diluted EPS outlook for fiscal year 2013, a 52-week year.

The following table provides additional information on the Company's expectations for the fourth quarter and updated outlook for fiscal year 2012.  The Company notes the fourth quarter is seasonally its weakest quarter of the year in terms of average weekly sales and store contribution.

	Prior FY12	Current FY12	Q3 YTD	Q4
	53-Week Outlook*	53-Week Outlook*	Actuals	Implied Outlook*
Sales growth	14.8% - 15.6%	15.6% - 15.8%	13.3%	22.9% - 23.9%
Comparable store sales growth	8.2% - 8.9%	8.6% - 8.8%	8.8%	7.8% - 8.8%
Two-year comps	16.7% - 17.5%	17.1% - 17.3%	17.3%	16.5% - 17.5%
Identical store sales growth	7.8% - 8.6%	8.2% - 8.4%	8.4%	7.6% - 8.6%
Two-year idents	16.2% - 17.0%	16.6% - 16.8%	16.8%	16.0% - 17.0%
Three-year idents	22.7% - 23.5%	23.1% - 23.3%	22.6%	24.7% - 25.7%

Number of new stores	24 - 27	25	18	7
% of sales from new stores	5%	5% - 6%	5.5%	5% - 6%
Ending square footage growth	7% - 8%	7%	6.9%	7%

LIFO charge	$2 -- $3 mil	$3 mil	$2 mil	$1 mil
G&A expenses	3.1%	3.2%	3.2%	3.2%
Pre-opening and relocation costs	$51 -- $56 mil	$54.5 -- $56 mil	$41 mil	$13.5 -- $15.0 mil
Operating margin	6.3%	6.4%	6.5%	6.1% - 6.3%
EBITDA	$1.03 -- $1.04 bil	$1.05 -- $1.06 bil	$803 mil	$250 -- $254 mil
Net interest and other income	$9 -- $10 mil	$9 mil	$7 mil	$2 mil

Tax rate	38.6% - 38.8%	38.6%	38.6%	38.6%
Diluted shares outstanding	185 mil	185 mil	184 mil	186 mil

Diluted EPS	$2.44 -- $2.47	$2.51 -- $2.52	$1.92	$0.59 -- $0.60
YOY % change	26% - 28%	30% - 31%	27%	40% - 43%
Capital expenditures	$410 -- $460 mil	$440 -- $450 mil	$326 mil	$114 -- $124 mil

On a 52-week to 52-week basis:
Sales growth	13%	13% - 14%	13%	13% - 14%
Diluted EPS growth	23% - 25%	27%	27%	26% - 29%

*The Company estimates the impact on earnings from the extra week to be $0.06 per share.

For fiscal year 2013, on a 52-week to 52-week basis, the Company expects sales growth approximately in line with fiscal year 2012, comps of 6.5% to 8.5%, idents of 6.0% to 8.0%, and diluted earnings per share of $2.83 to $2.87, a year-over-year increase of 16% to 17%. The Company expects ending square footage growth of 7% to 8% based on the opening of 28 to 32 new stores, four to six of which will be relocations.

The following table provides information about the Company's estimated store openings through fiscal year 2014.

	Estimated Openings	Relocations	Average Square Feet per Store	Ending Square Footage Growth
Fiscal year 2012	25	1	34,000	7%
Fiscal year 2013	28 - 32	4 - 6	35,000	7% - 8%
Fiscal year 2014	33 - 38	2 - 3	37,000	8% - 9%

Over the long term, the Company considers 1,000 stores to be a reasonable indication of its market opportunity in the United States as the Whole Foods Market brand continues to strengthen, consumer demand for natural and organic products continues to increase, and the Company's flexibility on new store size opens up additional market opportunities. The Company believes Canada and the United Kingdom hold great promise as well.

About Whole Foods Market

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2011, the Company had sales of approximately $10 billion and currently has 329 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs over 70,000 Team Members and has been ranked for 15 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

The Whole Foods Market, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6063

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements.  These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 25, 2011.  Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (866) 952-1906, and the conference ID is "Whole Foods."  A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share amounts)

	Twelve weeks ended		Forty weeks ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Sales	$ 2,727,279	$ 2,399,781	$ 8,788,501	$ 7,753,954
Cost of goods sold and occupancy costs	1,745,910	1,551,101	5,659,307	5,029,717
Gross profit	981,369	848,680	3,129,194	2,724,237
Direct store expenses	689,917	620,827	2,242,613	2,020,193
Store contribution	291,452	227,853	886,581	704,044
General and administrative expenses	87,439	73,073	277,715	237,245
Operating income before pre-opening and store closure	204,013	154,780	608,866	466,799
Pre-opening expenses	11,997	11,784	32,898	29,967
Relocation, store closure and lease termination costs	3,828	2,371	8,059	6,520
Operating income	188,188	140,625	567,909	430,312
Investment and other income, net of interest	2,119	1,672	6,752	2,649
Income before income taxes	190,307	142,297	574,661	432,961
Provision for income taxes	73,458	53,825	221,820	165,824
Net income	$ 116,849	$ 88,472	$ 352,841	$ 267,137

Basic earnings per share	$ 0.64	$ 0.50	$ 1.94	$ 1.53
Weighted average shares outstanding	183,729	176,444	181,570	174,457

Diluted earnings per share	$ 0.63	$ 0.50	$ 1.92	$ 1.51
Weighted average shares outstanding, diluted basis	185,907	178,610	183,758	176,513

Dividends declared per common share	$ 0.14	$ 0.10	$ 0.42	$ 0.30

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	Twelve weeks ended		Forty weeks ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net income
(numerator for basic and diluted earnings per share)	$ 116,849	$ 88,472	$ 352,841	$ 267,137

Weighted average common shares outstanding	183,734	176,444	181,574	174,457
Less: Unvested restricted stock	(5)	--	(4)	--
Weighted average common shares outstanding
(denominator for basic earnings per share)	183,729	176,444	181,570	174,457
Potential common shares outstanding:
Dilutive impact of restricted stock	2	--	1	--
Incremental shares from assumed exercise of stock options	2,176	2,166	2,187	2,056
Weighted average common shares outstanding and potential additional common shares outstanding
(denominator for diluted earnings per share)	185,907	178,610	183,758	176,513

Basic earnings per share	$ 0.64	$ 0.50	$ 1.94	$ 1.53
Diluted earnings per share	$ 0.63	$ 0.50	$ 1.92	$ 1.51

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
July 1, 2012 and September 25, 2011
(In thousands)

Assets	2012	2011
Current assets:
Cash and cash equivalents	$ 135,457	$ 212,004
Short-term investments - available-for-sale securities	933,486	442,320
Restricted cash	104,334	91,956
Accounts receivable	178,841	175,310
Merchandise inventories	375,713	336,799
Prepaid expenses and other current assets	70,208	73,579
Deferred income taxes	127,519	121,176
Total current assets	1,925,558	1,453,144
Property and equipment, net of accumulated depreciation and amortization	2,111,840	1,997,212
Long-term investments - available-for-sale securities	282,740	52,815
Goodwill	662,938	662,938
Intangible assets, net of accumulated amortization	63,527	67,234
Deferred income taxes	33,098	50,148
Other assets	9,185	8,584
Total assets	$ 5,088,886	$ 4,292,075

Liabilities And Shareholders' Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$ 364	$ 466
Accounts payable	239,579	236,913
Accrued payroll, bonus and other benefits due team members	319,989	281,587
Dividends payable	25,836	17,827
Other current liabilities	371,470	342,568
Total current liabilities	957,238	879,361
Long-term debt and capital lease obligations, less current installments	18,756	17,439
Deferred lease liabilities	418,687	353,776
Other long-term liabilities	52,900	50,194
Total liabilities	1,447,581	1,300,770

Shareholders' equity:
Common stock, no par value, 600,000 and 300,000 shares authorized; 184,900 and 178,886 shares issued; and 184,554 and 178,886 shares outstanding in 2012 and 2011, respectively	2,523,024	2,120,972
Common stock in treasury, at cost	(28,599)	--
Accumulated other comprehensive income (loss)	222	(164)
Retained earnings	1,146,658	870,497
Total shareholders' equity	3,641,305	2,991,305
Commitments and contingencies
Total liabilities and shareholders' equity	$ 5,088,886	$ 4,292,075

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Forty weeks ended
	July 1, 2012	July 3, 2011
Cash flows from operating activities
Net income	$ 352,841	$ 267,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	234,901	219,082
Loss on disposition of fixed assets	1,529	1,478
Share-based payment expense	29,139	19,090
LIFO expense	2,000	6,500
Deferred income tax expense	10,822	45,916
Excess tax benefit related to exercise of team member stock options	(38,858)	(16,934)
Accretion of premium/discount on marketable securities	8,878	4,613
Deferred lease liabilities	58,717	42,501
Other	1,827	(216)
Net change in current assets and liabilities:
Accounts receivable	(12,088)	(20,692)
Merchandise inventories	(40,805)	(30,483)
Prepaid expenses and other current assets	3,062	(29,262)
Accounts payable	2,549	14,600
Accrued payroll, bonus and other benefits due team members	38,338	27,766
Other current liabilities	71,812	50,191
Net change in other long-term liabilities	2,668	(6,427)
Net cash provided by operating activities	727,332	594,860
Cash flows from investing activities
Development costs of new locations	(188,770)	(156,048)
Other property and equipment expenditures	(137,225)	(115,530)
Purchase of available-for-sale securities	(2,303,463)	(924,287)
Sale of available-for-sale securities	1,569,715	1,057,312
Decrease (increase) in restricted cash and marketable securities	(8,824)	326
Other investing activities	(2,080)	(4,341)
Net cash used in investing activities	(1,070,647)	(142,568)
Cash flows from financing activities
Common stock dividends paid	(68,671)	(34,920)
Issuance of common stock	325,233	210,927
Purchase of treasury stock	(28,599)	--
Excess tax benefit related to exercise of team member stock options	38,858	16,934
Payments on long-term debt and capital lease obligations	(221)	(490,258)
Net cash provided by (used in) financing activities	266,600	(297,317)
Effect of exchange rate changes on cash and cash equivalents	168	2,136
Net change in cash and cash equivalents	(76,547)	157,111
Cash and cash equivalents at beginning of period	212,004	131,996
Cash and cash equivalents at end of period	$ 135,457	$ 289,107

Supplemental disclosure of cash flow information:
Interest paid	$ 2,032	$ 15,060
Federal and state income taxes paid	$ 154,245	$ 144,347

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In thousands)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Return on Invested Capital ("ROIC") and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The following is a tabular presentation of the non-GAAP financial measure EBITDA including a reconciliation to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	Twelve weeks ended		Forty weeks ended
EBITDA	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net income	$ 116,849	$ 88,472	$ 352,841	$ 267,137
Provision for income taxes	73,458	53,825	221,820	165,824
Investment and other income, net of interest	(2,119)	(1,672)	(6,752)	(2,649)
Operating income	188,188	140,625	567,909	430,312
Depreciation and amortization	72,392	66,179	234,901	219,082
Earnings before interest, taxes, depreciation & amortization (EBITDA)	$ 260,580	$ 206,804	$ 802,810	$ 649,394

The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital represents a trailing four-quarter average.

	Twelve weeks ended		Forty weeks ended
ROIC	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net income	$ 116,849	$ 88,472	$ 352,841	$ 267,137
Interest expense, net of taxes	86	165	130	2,395
Adjusted earnings	116,935	88,637	352,971	269,532

Total rent expense, net of taxes[1]	48,200	45,084	156,983	146,565
Estimated depreciation on capitalized operating leases, net of taxes[2]	(32,133)	(30,056)	(104,655)	(97,710)
Adjusted earnings, including interest related to operating leases	133,002	103,665	405,299	318,387

Annualized adjusted earnings	$ 506,718	$ 384,094	$ 458,862	$ 350,392
Annualized adjusted earnings, including interest related to operating leases	$ 576,342	$ 449,215	$ 526,889	$ 413,903

Average working capital, excluding current portion of long-term debt	$ 817,921	$ 453,139	$ 817,921	$ 453,139
Average property and equipment, net	2,041,235	1,922,665	2,041,235	1,922,665
Average other assets	915,603	896,410	915,603	896,410
Average other liabilities	(438,285)	(377,486)	(438,285)	(377,486)
Average invested capital	$ 3,336,474	$ 2,894,728	$ 3,336,474	$ 2,894,728
Average estimated asset base of capitalized operating leases[3]	2,640,875	2,451,152	2,640,875	2,451,152
Average invested capital, adjusted for capitalization of operating leases	$ 5,977,349	$ 5,345,880	$ 5,977,349	$ 5,345,880

ROIC	15.2%	13.3%	13.8%	12.1%
ROIC, adjusted for capitalization of operating leases	9.6%	8.4%	8.8%	7.7%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals 2/3 of total rent expense
[3] Estimated asset base equals 8x total rent expense

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	Twelve weeks ended		Forty weeks ended
Free Cash Flow	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net cash provided by operating activities	$ 211,317	$ 191,395	$ 727,332	$ 594,860
Development costs of new locations	(74,221)	(66,597)	(188,770)	(156,048)
Other property and equipment expenditures	(38,496)	(35,400)	(137,225)	(115,530)
Free Cash Flow	$ 98,600	$ 89,398	$ 401,337	$ 323,282
CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204